 As filed with the Securities and Exchange Commission on July 13, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AEON Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	85-3940478
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5 Park Plaza

Suite 1750

Irvine, CA

(949) 354-6499

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Alex Wilson, Chief Legal & Strategy Officer

c/o AEON Biopharma, Inc.

5 Park Plaza, Suite 1750

Irvine, California 92614

(949) 354-6499

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch Angela Gomes Sullivan & Worcester LLP 1251 Avenue of the Americas, 19th Floor New York, NY 10020 (212) 660-3060	Jonathan R. Zimmerman Tyler J. Vivian Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402-3901 (612) 766-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-297327

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the public offering by AEON Biopharma, Inc. (the “Registrant”) of shares of common stock or pre-funded warrants in lieu thereof, with each share of common stock or pre-funded warrant accompanied by (i) one two-year milestone warrant to purchase one share of common stock or one pre-funded warrant in lieu thereof and (ii) one five-year milestone warrant to purchase one share of common stock or one pre-funded warrant in lieu thereof, contemplated by the Registration Statement on Form S-1, as amended (File No. 333-297327), initially filed by the Registrant with the Securities and Exchange Commission on July 8, 2026 and declared effective by the Securities and Exchange Commission on July 13, 2026 (the “Prior Registration Statement”) pursuant to the Securities Act. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of securities to be offered in the public offering by $4,528,125, which includes additional securities that the representative of the underwriters has the option to purchase. The additional securities that are being registered for issuance and sale are in an amount that represents no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement.

PART II

Information Not Required in Prospectus

Item 16.	Exhibit List

Exhibit	Description

5.1	Opinion of Sullivan & Worcester LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).

24.1	Power of Attorney (filed as Exhibit 24.1 to the Registration Statement on Form S-1 filed by the Registrant on July 8, 2026 (File No. 333-297327) and incorporated herein by reference).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 13, 2026.

AEON BIOPHARMA, INC.

By:	/s/ Robert Bancroft
Robert Bancroft
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Bancroft	President, Chief Executive Officer	July 13, 2026
Robert Bancroft	(Principal Executive Officer) and Director

*	Chief Accounting Officer	July 13, 2026
Jennifer Sy	(Principal Accounting Officer)

*	Chief Financial Officer	July 13, 2026
John Bencich	(Principal Financial Officer)

*	Chairman of the Board	July 13, 2026
Jost Fischer

*	Director	July 13, 2026
Robert Palmisano

*	Director	July 13, 2026
Shelley Thunen

*	Director	July 13, 2026
Eric Carter

*	Director	July 13, 2026
Seongsoo Park

*	Director	July 13, 2026
Marc Forth

*By:	/s/ Robert Bancroft
Robert Bancroft
Attorney-in-fact